As filed with the Securities and Exchange Commission on July 14, 2009

Registration No. 333-

UNITED SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

HERITAGE COMMERCE CORP

(Exact name of registrant as specified in its charter)

California (State or Other Jurisdiction of Incorporation or Organization)	77-0469558 (IRS Employer Identification Number)

150 Almaden Boulevard

San Jose, California 95113

(408) 947-6900

(Address, including zip code, and telephone number, including area code, of registrants’
principal executive offices)

LAWRENCE D. McGOVERN

Executive Vice President and Chief Financial Officer

Heritage Commerce Corp

150 Almaden Boulevard

San Jose, California 95113

(408) 497-6900

(Name, address, including zip code and telephone number, including area code, of agent for service)

Copy to:

MARK A. BONENFANT, ESQ.

Buchalter Nemer

a professional corporation

1000 Wilshire Boulevard

Fifteenth Floor

Los Angeles, California 90094

(213) 891-0700

Approximate date of commencement of proposed sale of securities to the public:  From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title in Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Security (2)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee
Debt Securities
Common Stock (4)(5)
Preferred Stock (4)
Warrants (6)
Total	$65,000,000		$65,000,000	$3,627

(1)             Not specified as to each class of securities to be registered pursuant to General Instruction II.D of Form S-3 under the Securities Act of 1933.  There is being registered hereunder an indeterminate principal amount of debt securities and an indeterminate number of shares of common stock, preferred stock and warrants to purchase common stock or preferred stock of the Registrant up to a proposed aggregate offering price of $65,000,000.  Any securities registered hereby may be sold separately or together with other securities registered hereby.

(2)             The proposed maximum offering price per security will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereby.

(3)             Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(o).

(4)             Shares of preferred stock or common stock may be issued upon conversion of debt securities registered hereunder.  No separate consideration will be received for such shares of preferred stock or common stock.

(5)             Shares of common stock may be issuable upon conversion of shares of preferred stock registered hereunder.  No separate consideration will be received for such shares of common stock.

(6)             Warrants will represent rights to purchase common stock or preferred stock registered hereby.  Because the Warrants will provide a right only to purchase such securities offered hereunder, no additional registration fee is required.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JULY 14, 2009

PROSPECTUS

HERITAGE COMMERCE CORP

Common Stock

Preferred Stock

Debt Securities

Warrants

From time to time, we may offer and sell our common stock, preferred stock, debt securities and warrants to purchase common stock or preferred stock (collectively referred as “securities”) in amounts, at prices and on terms described in one or more supplements to this prospectus.  The aggregate amount of the securities offered by us under this prospectus will not exceed $65,000,000.

This prospectus provides you with a general description of the securities that may be offered in one or more offerings.  Each time we offer securities, we will provide a supplement to this prospectus that will contain more specific information about the terms of that offering.  We may also add, update or change in the prospectus supplement any of the information contained in this prospectus.

You should read both this prospectus and the applicable prospectus supplement, as well as any documents incorporated by reference in this prospectus and/or the applicable prospectus supplement, before you make your investment decision.

Investing in our securities involves risks.  You should carefully consider the risk factors beginning on page 4 of this prospectus and set forth in the documents incorporated by reference herein before making any decision to invest in our securities.

The securities may be sold by us or through underwriters or dealers, directly to purchasers or through agents designated from time to time.  For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus.  If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable discounts or commissions and over-allotment options will be set forth in a prospectus supplement.  The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

The securities being offered are not savings accounts, deposits or obligations of any bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental organization.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved any of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The date of this prospectus is July 14, 2009.

You should rely only on the information set forth or incorporated by reference in this prospectus or any supplement.  No dealer, salesperson or other person is authorized to provide you with information different from that which is set forth or incorporated by reference in this prospectus.  You must not rely on any unauthorized information or representations.  This prospectus is an offer to sell only the securities it describes, and only under circumstances and in jurisdictions where it is lawful to do so.  The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or prospectus supplement or any sale of a security.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration process.  Under this shelf registration statement, we may sell:

•                                          common stock;

•                                          preferred stock;

•                                          debt securities; and

•                                          warrants to purchase common stock or preferred stock.

This prospectus provides you with a general description of the common stock, preferred stock, debt securities and warrants.  Each time we sell common stock, preferred stock, debt securities or warrants, we will provide a prospectus supplement (and, if applicable, a pricing supplement) that will contain specific information about the terms of that offering.  The prospectus supplement (and any pricing supplement) may also add, update or change information in this prospectus.  If there is any inconsistency between the information in this prospectus (including the information incorporated by reference herein) and any prospectus supplement (or pricing supplement), you should rely on the information in that prospectus supplement (or pricing supplement).  You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

The registration statement that contains this prospectus (including the exhibits to the registration statement) has additional information about us and the securities offered under this prospectus.  That registration statement can be read at the SEC web site or at the SEC offices mentioned under the heading “Where You Can Find More Information.”

Unless otherwise stated, the words “the Company,” “we,” “our” and “us” refer to Heritage Commerce Corp and its subsidiary, Heritage Bank of Commerce, except that such terms refer to Heritage Commerce Corp only and not to Heritage Bank of Commerce in the sections entitled “Description of Debt Securities,” “Description of Common Stock,” “Description of Preferred Stock” and “Description of Warrants.”  Heritage Bank of Commerce is sometimes referred to as “HBC.”

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information requirements of the Securities Exchange Act of 1934.  Accordingly, we file annual, quarterly and current reports, proxy statements and other information with the SEC and filed a registration statement on Form S-3 under the Securities Act of 1933 relating to the securities offered by this prospectus.  This prospectus, which forms part of the registration statement, does not contain all of the information included in the registration statement.  For further information, you should refer to the registration statement and its exhibits.

You may read and copy the registration statement and any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.  You can also review our filings by accessing the website maintained by the SEC at http://www.sec.gov.  The site contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC.  In addition, to the foregoing, we maintain a web site at www.heritagecommercecorp.com.  Our website content is made available for informational purposes only.  It should neither be relied upon for investment purposes nor is it incorporated by reference into this prospectus.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus some of the information we file with them.  This means that we can disclose important business, financial and other information in our SEC filings by referring you to the filed documents containing this information.  All information incorporated by reference is part of this prospectus, unless that information is updated and superseded by the information contained in this prospectus or by any information filed subsequently that is incorporated by reference.  Any information that we subsequently file with the SEC that is incorporated by reference will automatically supersede any prior information that is part of this prospectus.  We incorporate by reference the documents listed below, as well as any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this registration statement and prior to the effectiveness of the registration statement and after the date of this prospectus and prior to the time that all of the securities offered hereby:

•                                          Annual Report on Form 10-K for the fiscal year ended December 31, 2008, filed March 16, 2009;

•                                          Quarterly Report on Form 10-Q for the three months ended March 31, 2009 filed on May 11, 2009;

•                                          Current Reports on Form 8-K filed January 2, 2009, January 29, 2009, February 27, 2009, March 18, 2009, March 27, 2009, April 10, 2009, April 16, 2009, May 1, 2009, May 5, 2009, June 2, 2009, June 9, 2009 and June 16, 2009; and

•                                          The description of our common stock contained in our Registration Statement on Form 8-A, dated March 5, 1998, which registers our common stock under Section 12 of the Securities Exchange Act of 1934, together with any amendments or report filed with the Commission for the purpose of updating the description.

In no event, however, will any of the information that we “furnish” to the SEC in any Current Report on Form 8-K or any definitive proxy statement from time to time be incorporated by reference into, or otherwise included in, this prospectus.

You may obtain a copy of these filings at no cost by writing to us at Heritage Commerce Corp, 150 Almaden Boulevard, San Jose, California 95113, Attention: Corporate Secretary or by telephone request to our Corporate Secretary at (408) 947-6900.  In order to obtain timely delivery, you must request the information no later than five business days prior to the date you decide to invest in our securities offered by this prospectus and the applicable prospectus supplement.

FORWARD-LOOKING STATEMENTS

This prospectus, any applicable supplement and the documents incorporated by reference into this prospectus may constitute certain forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”).  Certain statements may be contained in our future filings with the SEC, in press releases, and in oral and written statements made by us that are not statements of historical fact and constitute forward-looking statements within the meaning of the Act.  Forward-looking statements, which are based on certain assumptions and describe future plans, strategies, and expectations, are generally identifiable by the use of words such as “believe”, “expect”, “intend”, “anticipate”, “estimate”, “project”, “assume,” “plan,” “predict,” “forecast” or similar expressions or variations.  These forward-looking statements relate to, among other things, expectations of the business environment in which the Company operates, projections of future performance, potential future performance, potential future credit experience, perceived opportunities in the market, and statements regarding the Company’s mission and vision.

Forward-looking statements are subject to various risks and uncertainties, which change over time, are based on management’s expectations and assumptions at the time the statements are made, and are not guarantees of future results.  Management’s expectations and assumptions, and the continued validity of the forward-looking statements, are subject to change due to a broad range of factors affecting the California, national and global economies, the equity, debt, currency and other financial markets, as well as factors specific to the Company.

Actual outcomes and results may differ materially from what is expressed in our forward-looking statements and from our historical financial results due to the factors discussed elsewhere in this prospectus or disclosed in our other SEC filings.  Forward-looking statements should not be relied upon as representing our expectations or beliefs as of any date subsequent to the time this prospectus is filed with the SEC.  The Company undertakes no obligation to revise the forward-looking statements contained in this prospectus to reflect events after the time it is filed with the SEC.  The factors discussed herein are not intended to be a complete summary of all risks and uncertainties that may affect our businesses.  Though we strive to monitor and mitigate risk, we cannot anticipate all potential economic, operational and financial developments that may adversely impact our operations and our financial results.

Forward-looking statements should not be viewed as predictions, and should not be the primary basis upon which investors evaluate the Company.  Any investor in the Company should consider all risks and uncertainties disclosed in our SEC filings under the heading “Incorporation By Reference,” all of which are accessible on the SEC’s website at http://www.sec.gov.

DESCRIPTION OF THE COMPANY

Heritage Commerce Corp

Heritage Commerce Corp is registered with the Board of Governors of the Federal Reserve System as a Bank Holding Company under the Bank Holding Company Act.  The Company was organized in 1997 to be the holding company for Heritage Bank of Commerce.   Subsequent to 1997, Heritage Commerce Corp became the holding company for Heritage Bank East Bay, Heritage Bank South Valley, and Bank of Los Altos which were later merged into Heritage Bank of Commerce on January 1, 2003.

The Company’s only other direct subsidiaries are Heritage Capital Trust I (formed 2000),  Heritage Statutory Trust I (formed 2000), Heritage Statutory Trust II (formed 2001) and Heritage Statutory Trust III (formed 2002), or collectively referred to as “subsidiary trusts” in this prospectus.  The subsidiary trusts were formed solely to facilitate the issuance of capital trust pass-through securities to enhance regulatory capital and liquidity.  The subsidiary trusts are not reflected on a consolidated basis in the financial statements of the Company.

Heritage Commerce Corp’s principal source of income is dividends from Heritage Bank of Commerce.  The expenditures of Heritage Commerce Corp, including (but not limited to) the payment of dividends to shareholders, if and when declared by the board of directors, the cost of servicing debt, legal fees, audit fees, and shareholder costs will generally be paid from dividends paid to Heritage Commerce Corp by Heritage Bank of Commerce.

Heritage Bank of Commerce

Heritage Bank of Commerce is a California state-chartered bank headquartered in San Jose, California.  It was incorporated in November 1993 and opened for business in June 1994.  Heritage Bank of Commerce is a multi-community independent bank that offers a full range of banking services to small to medium sized businesses and their owners, managers and employees residing in Santa Clara, Alameda and Contra Costa counties in California.  We operate ten full service branch offices throughout this geographic footprint.

Troubled Asset Relief Program

Pursuant to the U.S. Treasury Capital Purchase Program authorized by Troubled Asset Recovery Program (“TARP”) provisions of the Emergency Economic Stabilization Act of 2008 (“EESA”), on November 21, 2008, the Company entered into a Letter Agreement (“Letter Agreement”) and related Securities Purchase Agreement—Standard Terms with the United States Department of the Treasury (“U.S. Treasury”), pursuant to which the Company issued and sold (i) 40,000 shares of the Company’s Fixed Rate Cumulative Perpetual Preferred Stock, Series A (“Series A Preferred Stock”), and (ii) a warrant to purchase 462,963 shares of the Company’s common stock (“TARP Warrant”) for an aggregate purchase price of $40,000,000 in cash.

The Series A Preferred Stock qualifies as Tier 1 capital and pays cumulative dividends at a rate of 5% per annum for the first five years, and 9% per annum thereafter.  The warrant has a 10-year term and is immediately exercisable upon its issuance, with an exercise price, subject to antidilution adjustments, equal to $12.96 per share of the common stock.

The Company has agreed that, until such time as the U.S. Treasury ceases to own any debt or equity securities of the Company acquired pursuant to the Letter Agreement, the Company will take all necessary action to ensure that its benefit plans with respect to its senior executive officers comply with Section 111(b) of the EESA as implemented by any guidance or regulation under the EESA that has been issued and is in effect as of the date of issuance of the Series A Preferred Stock and the warrant, and has agreed to not adopt any benefit plans with respect to, or which covers, its senior executive officers that do not comply with the EESA, and the applicable executives have consented to the foregoing.

The American Recovery and Reinvestment Act of 2009 (“ARRA”) become effective February 17, 2009.  ARRA amends Section 111 of EESA to delete old Section 111 in its entirety and to add new Section 111 executive compensation requirements for Capital Purchase Program participants.  ARRA also includes provisions directing the Secretary of the U.S. Treasury and the SEC to impose additional limits on compensation of executives of companies that participate in the Capital Purchase Program as long as the U.S. Treasury owns preferred stock of such companies under the Capital Purchase Program.

RISK FACTORS

Investing in our securities involves risks.  You should carefully consider the risks described in Item 1.A of our annual report on Form 10-K for the year ended December 31, 2008 or any other documents incorporated by reference into this prospectus and those described in any prospectus supplement before making an investment decision.  The risks and uncertainties described in any prospectus supplement and incorporated by reference into this prospectus are not the only ones facing our company.  Additional risks and uncertainties not presently known to us or that we currently deem to be immaterial may also impair our business operations.  If any of these risks actually occur, our business, financial condition and results of operations could be materially affected.  In that case, the value of our securities could decline substantially.

Risks Related to an Investment in Our Common Stock

The price of our common stock may be volatile or may decline.

The trading price of our common stock may fluctuate widely as a result of a number of factors, many of which are outside our control. In addition, the stock market is subject to fluctuations in the share prices and trading volumes that affect the market prices of the shares of many companies.  These broad market fluctuations could adversely affect the market price of our common stock. Among the factors that could affect our stock price are:

•                                          actual or anticipated quarterly fluctuations in our operating results and financial condition;

•                                          changes in revenue or earnings estimates or publication of research reports and recommendations by financial analysts;

•                                          failure to meet analysts’ revenue or earnings estimates;

•                                          speculation in the press or investment community;

•                                          perceived value of the Company’s loan portfolio;

•                                          trends in the Company’s nonperforming assets;

•                                          strategic actions by us or our competitors, such as acquisitions or restructurings;

•                                          perceived strength of the banking industry in general;

•                                          fluctuations in the stock price and operating results of our competitors;

•                                          general market conditions and, in particular, developments related to market conditions for the financial services industry;

•                                          proposed or adopted regulatory changes or developments; or

•                                          domestic and international economic factors unrelated to our performance.

The stock market and, in particular, the market for financial institution stocks, has experienced significant volatility recently.  As a result, the market price of our common stock may be volatile. In addition, the trading volume in our common stock may fluctuate more than usual and cause significant price variations to occur.

Accordingly, the shares of common stock that an investor purchases, whether in this offering or in the secondary market, may trade at a price lower than that at which they were purchased, and, similarly, the value of our other securities may decline.  Current levels of market volatility are unprecedented.  The capital and credit markets have been experiencing volatility and disruption for more than a year. In recent months, the volatility and disruption has reached unprecedented levels. In some cases, the markets have produced downward pressure on stock prices and credit availability for certain issuers without regard to those issuers’ underlying financial strength.

There is a limited trading market for our common stock and, as a result, you may not be able to resell your shares at or above the price you pay for them.

Although our common stock trades on the NASDAQ Global Select Market, the volume of trading in our common stock is lower than that of many other companies whose stock trades on this market.  A public trading market with depth, liquidity and orderliness depends on the presence in the market of willing buyers and sellers of our common stock at any given time.  This presence depends on the individual decisions of investors and general economic and market conditions over which we have no control.

Our common stock is not insured and you could lose the value of your entire investment.

An investment in shares of our common stock is not a deposit and is not insured against loss by the government.

Our outstanding Series A Preferred Stock impacts net income available to our common shareholders and earnings per common share, and the TARP Warrant may be dilutive to holders of our common stock.

The dividends declared on our outstanding Series A Preferred Stock will reduce the net income available to common shareholders and our earnings per common share.  Our outstanding Series A Preferred Stock will also receive preferential treatment in the event of liquidation, dissolution or winding up of the Company.  Additionally, the ownership interest of the existing holders of our common stock will be diluted to the extent the TARP Warrant is exercised.  The shares of common stock underlying the TARP Warrant represent approximately 4% of the shares of our common stock outstanding as of March 31, 2009.  Although the U.S. Treasury has agreed not to vote any of the shares of common stock it receives upon exercise of the TARP Warrant, a transferee of any portion of the TARP Warrant or of any shares of common stock acquired upon exercise of the TARP Warrant is not bound by this restriction.

There may be future sales or other dilution of our equity, which may adversely affect the market price of our common stock.

We are not restricted from issuing additional common stock or preferred stock, including any securities that are convertible into or exchangeable for, or that represent the right to receive, common stock or preferred stock or any substantially similar securities.  Our board of directors is authorized to issue additional shares of common stock and additional classes or series of preferred stock without any action on the part of the shareholders.  The board of directors also has the power, without shareholder approval, to set the terms of any such classes or series of preferred stock that may be issued, including voting rights, dividend rights and preferences over the common stock with respect to dividends or upon the liquidation, dissolution or winding up of our business and other terms.  If we issue preferred shares in the future that have a preference over the common stock with respect to the payment of dividends or upon liquidation, dissolution or winding up, or if we issue preferred shares with voting rights that dilute the voting power of the common stock, the rights of holders of the common stock or the market price of the common stock could be adversely affected.  In addition to the extent options to purchase common stock under our Amended and Restated 2004 Equity Plan are exercised holders of our common stock will incur additional dilution.

Our ability to pay cash dividends may be  limited by regulatory restrictions, and we may be unable to pay future dividends even if we desire to do so.

Our ability to pay cash dividends may be limited by regulatory restrictions, supervisory limitations or approvals required by bank regulators, by HBC’s ability to pay cash dividends to us and by our need to maintain sufficient capital to support our operations.  The ability of HBC to pay cash dividends to us is limited by its obligations to maintain sufficient capital and by other restrictions on its cash dividends that are applicable to banks that are regulated by the Federal Reserve Board and the California Department of Financial Institutions.  If HBC is not permitted to pay cash dividends to us, it is unlikely that we would be able to pay cash dividends on our common stock.  We are also limited in the amount of dividends we may pay as a result of our participation in the U.S. Treasury Capital Purchase Program.

We may not pay dividends on our capital stock if we fail to make interest payments on our outstanding trust preferred securities or dividend payments on our Series A Preferred Stock.

Under the terms of our outstanding mandatory redeemable cumulative trust preferred securities if an event of default occurs and is outstanding or if we exercise our right to defer payments of interest (which we may exercise from time to time for 10 consecutive semi-annual periods or 20 consecutive quarterly periods, each an “Extension Period”), we may not declare or pay any dividends or distributions on any of our capital stock during such period of default or Extension Period.  Further, under the terms of our Series A Preferred Stock  no dividend or distribution may be declared or paid on common stock or any other capital stock junior to or in parity with the Series A Preferred Stock, unless all accrued and unpaid dividends on the Series A Preferred Stock have been or are contemporaneously declared and paid in full.

Risks Related to an Investment in Our Preferred Stock

Preferred stock is equity and is subordinate to our existing and future indebtedness.

Any shares of preferred stock that may be issued are equity interests in the Company and do not constitute indebtedness.  As such, any shares of preferred stock will rank junior to all indebtedness and other non-equity claims on the Company with respect to assets available to satisfy claims on the Company, including in a liquidation of the Company.  Our existing and future indebtedness may restrict payment of dividends on preferred stock.  Additionally, unlike indebtedness, where principal and interest would customarily be payable on specified due dates, in the case of preferred stock (1) dividends may be payable only if declared by our board of directors or a duly authorized committee of the board of directors and (2) as a corporation, we are subject to restrictions on payments of dividends and any redemption price out of lawfully available assets.  Further, the preferred stock could impose no restrictions on our business or operations or on our ability to incur indebtedness or engage in any transactions.

Our ability to redeem preferred stock may be limited.

Preferred stock may have no maturity or mandatory redemption date and may not be redeemable at the option of investors.  Any decision we may make at any time to propose a redemption of the preferred stock will depend upon, among other things, our evaluation of our capital position, including for bank capital ratio purposes, the composition of our shareholders’ equity and general market conditions at that time. In addition, under the Federal Reserve Board’s risk-based capital guidelines applicable to bank holding companies, any redemption of the preferred stock is subject to prior approval of the Federal Reserve Board. There can be no assurance that the Federal Reserve Board will approve any redemption of preferred stock that we may propose.

Holders of preferred stock may have limited voting rights.

Holders of preferred stock may have no voting rights with respect to matters that generally require the approval of voting shareholders, or may have only limited voting rights.

Our ability to pay cash dividends on preferred stock may be limited by regulatory restrictions, and we may be unable to pay future dividends even if we desire to do so.

As discussed earlier, our ability to pay cash dividends may be limited by regulatory restrictions, supervisory limitations or approvals required by bank regulators, by HBC’s ability to pay cash dividends to us and by our need to maintain sufficient capital to support our operations.  The ability of HBC to pay cash dividends to us is limited by its obligations to maintain sufficient capital and by other restrictions on its cash dividends that are applicable to banks that are regulated by the Federal Reserve Board and the California Department of Financial Institutions.  If HBC is not permitted to pay cash dividends to us, it is unlikely that we would be able to pay cash dividends on our preferred stock.

We may not pay dividends on our capital stock if we fail to make interest payments on our outstanding trust preferred securities or dividend payments on our Series A Preferred Stock.

Under the terms of our outstanding mandatory redeemable cumulative trust preferred securities if an event of default occurs and is outstanding or if we exercise our right to defer payments of interest (which we may exercise from time to time for 10 consecutive semi-annual periods or 20 consecutive quarterly periods, each an “Extension Period”) we may not declare or pay any dividends or distributions on any of our capital stock during such period of default or Extension Period.  Further, under the terms of our Series A Preferred Stock  no dividend or distribution may be declared or paid on common stock or any other capital stock junior to or in parity with the Series A Preferred Stock, unless all accrued and unpaid dividends on the Series A Preferred Stock have been or are contemporaneously declared and paid in full.

An active trading market for preferred stock may not develop.

We do not anticipate listing any preferred stock on an exchange or in the NASDAQ Global Select Market. There can be no assurance that an active trading market for the preferred stock will develop, or, if developed, that an active trading market will be maintained.  If an active market is not developed or sustained, the market value and liquidity of the preferred stock may be adversely affected.

Preferred stock may be junior in rights and preferences to preferred stock issued later.

Subject to whatever approvals (if any) of the then-existing holders of our preferred stock may be required, we may issue preferred stock in the future the terms of which are expressly senior to the then existing preferred stock.  The terms of any such future preferred stock expressly senior to the then existing preferred stock may restrict dividend payments on the then existing preferred stock.  For example, the terms of any such senior preferred stock may provide that, unless full dividends for all of our outstanding preferred stock senior to the then existing preferred stock have been paid for the relevant periods, no dividends may be paid on the then existing preferred stock, and no shares of the then existing preferred stock may be repurchased, redeemed, or otherwise acquired by us.  This could result in dividends on the then existing preferred stock not being paid when contemplated. In addition, in the event of our liquidation, dissolution or winding up, the terms of the senior preferred stock may prohibit us from making payments on the previously issued preferred stock until all amounts due to holders of the senior preferred stock in such circumstances are paid in full.

Risks Associated with Our Debt Securities

We operate through HBC and, as a result, the debt securities will effectively be subordinated to the liabilities of HBC.

Because we operate primarily through HBC and our primary assets are our equity interests in HBC, our obligations, including the debt securities, are effectively subordinated to all existing and future indebtedness and other liabilities of HBC.  HBC may incur further indebtedness in the future.  The debt securities are exclusively obligations of us.  HBC has no obligation to pay any amounts due on the debt securities.  HBC is not required to provide us with funds for our payment obligations, whether by dividends, distributions, loans or other payments.  In addition, any payment of dividends, distributions, loans or advances by HBC are subject to regulatory and statutory restrictions.  Payments to us by HBC will also be contingent upon HBC’s earnings and business considerations.

We and HBC may incur additional indebtedness that may adversely affect our ability to meet our financial obligations under the debt securities.

The terms of the indenture and the debt securities do not limit the incurrence by us or HBC of indebtedness. We and HBC may incur additional indebtedness in the future, which could have important consequences to holders of the debt securities.  For example, we may have insufficient cash to meet our financial obligations, including our obligations under the debt securities.  Furthermore, our ability to obtain additional financing for working capital, capital expenditures or general corporate purposes could be impaired.  Additional debt could make us more vulnerable to changes in general economic conditions and also could affect the financial strength ratings of HBC and the ratings of our debt securities.

We may be unable to repay the debt securities if HBC is unable to pay dividends or make advances to us.

At maturity, the entire outstanding principal amount of the debt securities will become due and payable by us.  We may not have sufficient funds to pay the principal amount due. If we do not have sufficient funds on hand or available through existing borrowing facilities or through the declaration and payment of dividends by HBC, we will need to seek additional financing.  Additional financing may not be available to us in the amounts necessary.  We, as a holding company, are dependent upon dividends from HBC to enable us to service our outstanding debt, including the debt securities.  HBC is subject to certain regulatory restrictions as to the transfer of funds and payment of dividends to the holding company.

If an active trading market does not develop for a series of debt securities sold pursuant to this prospectus, you may be unable to sell any such debt securities.

Unless otherwise specified in an applicable prospectus supplement, any debt securities sold pursuant to this prospectus and the applicable prospectus supplement will be new securities for which there currently is no established trading market.  We may elect not to list any debt securities on a national securities exchange.  While the underwriters of a particular offering of debt securities may advise us that they intend to make a market in those debt securities, the underwriters will not be obligated to do so and may stop their market making at any time.  No assurance can be given that a market for any series of debt securities will develop or continue, as to the liquidity of any market that does develop, or as to your ability to sell any debt securities you may own or the price at which you may be able to sell your debt securities.

We have made only limited covenants in the indenture, which may not protect your investment if we experience significant adverse changes in our financial condition or results of operations.

The indenture governing the debt securities does not:

•                                          require us to maintain any financial ratios or specified levels of net worth, revenues, income, cash flow or liquidity and, therefore, does not protect holders of the debt securities in the event that we experience significant adverse changes in our financial condition, results of operations or liquidity;

•                                          limit our ability or the ability of HBC to incur additional indebtedness, including indebtedness that is equal in right of payment to the debt securities or, subject to certain exceptions, indebtedness that is secured by liens on capital stock of certain subsidiaries; or

•                                          limit the aggregate principal amount of debt securities that may be issued.

USE OF PROCEEDS

Unless indicated otherwise in the applicable prospectus supplement, we expect to use the net proceeds from the sale of the securities by us for general corporate purposes.  Pending such use, we may temporarily invest the proceeds or use them to reduce short-term indebtedness.

Additional information on the use of proceeds from the sale of the securities offered by this prospectus may be set forth in the applicable prospectus supplement.

RATIO OF EARNINGS TO FIXED CHARGES

Our consolidated ratio of earnings to fixed charges for the periods indicated are shown below.

	Three Months Ended March 31,		Year Ended December 31,
	2009	2008	2008	2007	2006	2005	2004
Ratio of earnings to fixed charges:
Excluding interest on deposits	(7.62)	2.85	1.07	7.04	8.11	6.63	4.15
Including interest on deposits	(0.77)	1.34	1.01	1.80	2.14	2.30	2.11

For purposes of calculating the ratios of earnings to fixed charges, earnings consist of income before income taxes and fixed charges.  Fixed charges consist of interest on notes payable to subsidiary grantor trusts, repurchase agreements and other borrowings, and the proportion deemed representative of the interest factor within rent expense.  These ratios are presented both including and excluding interest on deposits.

The earnings coverage deficiency for the three months ended March 31, 2009 was $9,007,000, both excluding and including interest on deposits.

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

Our consolidated ratio of earnings to fixed charges and preferred stock dividends for the periods indicated are shown below.

	Three Months Ended March 31,		Year Ended December 31,
	2009	2008	2008	2007	2006	2005	2004
Ratio of earnings to fixed charges and preferred stock dividends:
Excluding interest on deposits	(4.83)	2.85	1.07	7.04	8.11	6.63	4.15
Including interest on deposits	(0.62)	1.34	1.01	1.80	2.14	2.30	2.11

For purposes of calculating the ratios of earnings to fixed charges and preferred stock dividends, earnings consist of income before income taxes and fixed charges.  Fixed charges consist of interest expense on notes payable to subsidiary grantor  trusts, repurchase agreements and other borrowings, the proportion deemed representative of the interest factor within rent expense, and preferred stock dividends.  These ratios are presented both including and excluding interest on deposits.

The earnings coverage deficiency for the three months ended March 31, 2009 was $9,007,000, both excluding and including interest on deposits.

DESCRIPTION OF COMMON STOCK

General

We are authorized to issue up to 30,000,000 shares of common stock, no par value.  As of March 31, 2009, there were 11,820,509 shares of common stock issued and outstanding.  Our common stock is listed on the NASDAQ Global Select Market under the symbol “HTBK.”

Dividends

We can pay dividends out of statutory surplus or from certain net profits if, as and when declared by our board of directors.  The payment of dividends is subject to limitations that are imposed by law and applicable regulations.  The holders of common stock are entitled to receive and share equally in such dividends as may be declared by the board of directors out of funds legally available therefore.  Holders of Series A Preferred Stock have a priority over the holders of common stock with respect to dividends and the board of directors may provide priority dividend rights for a newly created series of preferred stock that may be issued in the future.  See “Description of Preferred Stock.”

Voting Rights

Each holder of common stock is entitled to one vote per share of common stock on all matters voted upon by our shareholders, including the election of directors, and have the right to cumulate votes in the election of directors.  Holders of Series A Preferred Stock have voting rights in certain limited circumstances and the board of directors may provide voting rights for any newly created series of preferred stock that may be issued in the future.  See “Description of Preferred Stock.”

No Preemptive Rights or Redemption

Holders of our common stock are not entitled to preemptive rights with respect to any shares that may be issued.  Our common stock is not subject to redemption.

Fully Paid and Nonassessable

When we issue shares of our common stock, the shares will be fully paid and nonassessable, which means the full purchase price of the shares will have been paid and holders of the shares will not be assessed any additional monies for the shares.

Liquidation Rights

In the event of any liquidation, dissolution or winding-up of HBC, we, as the holder of HBC capital stock, would be entitled to receive, after payment or provision for payment of all debts and liabilities of HBC (including all deposit accounts and accrued interest thereon), all assets of HBC available for distribution.  In the event of our liquidation, dissolution or winding-up, the holders of common stock would be entitled to receive, after payment or provision for payment of all our debts and liabilities, all of our assets available for distribution.  Holders of Series A Preferred Stock have a priority over the holders of common stock in the event of our liquidation, dissolution or winding-up and the board of directors may provide for priority rights over common stock in the event of our liquidation, dissolution or winding-up for a newly created series of preferred stock.  See “Description of Preferred Stock.”

Issuance of Stock

In certain instances, the issuance of authorized but unissued shares of common stock or preferred stock may have an anti-takeover effect.  The authority of the board of directors to issue preferred stock with rights and privileges, including voting rights, as it may deem appropriate, may enable the board of directors to prevent a change of control despite a shift in ownership of our common stock.  In addition, the board of directors’ authority to issue additional shares of common stock may help deter or delay a change of control by increasing the number of shares needed to gain control.

Outstanding Common Stock Warrants

In connection with its participation in the Capital Purchase Program, we issued a common stock warrant to the U.S. Treasury.  The warrant is initially exercisable for 462,963 shares of our common stock.  If we complete one or more qualified equity offerings on or prior to December 31, 2009 that result in our receipt of aggregate gross proceeds of not less than $40 million, which is equal to 100% of the aggregate liquidation preference of the Series A Preferred Stock, the number of shares of common stock underlying the warrant will be reduced by 50% to 231,482 shares.  The number of shares subject to the warrant are subject to the further adjustments described below.

Rights as a Shareholder.  The warrantholder shall have no rights or privileges of the holders of our common stock, including any voting rights, until (and then only to the extent) the warrant has been exercised.

Transferability.  The warrantholder may not transfer a portion of the warrant with respect to more than 231,482 shares of common stock until the earlier of the date on which the Company has received aggregate gross proceeds from a qualified equity offering of at least $40 million and December 31, 2009.  The warrant, and all rights under the warrant, are otherwise transferable.

Adjustments in Connection with Stock Splits, Subdivisions, Reclassifications and Combinations.  The number of shares for which the warrant may be exercised and the exercise price applicable to the warrant will be proportionately adjusted in the event we pay dividends or make distributions of our common stock, subdivide, combine or reclassify outstanding shares of our common stock.

Anti-dilution Adjustment.  Until the earlier of November 21, 2011 and the date the initial selling securityholder no longer holds the warrant (and other than in certain permitted transactions described below), if we issue any shares of common stock (or securities convertible or exercisable into common stock) for less than 90% of the market price of the common stock on the last trading day prior to pricing such shares, then the number of shares of common stock into which the warrant is exercisable and the exercise price will be adjusted.  Permitted transactions include issuances:

•                                          as consideration for or to fund the acquisition of businesses and/or related assets;

•                                          in connection with employee benefit plans and compensation related arrangements in the ordinary course and consistent with past practice approved by our board of directors;

•                                          in connection with public or broadly marketed offerings and sales of common stock or convertible securities for cash conducted by us or our affiliates pursuant to registration under the Securities Act or Rule 144A thereunder on a basis consistent with capital-raising transactions by comparable financial institutions; and

•                                          in connection with the exercise of preemptive rights on terms existing as of November 21, 2008.

If we declare any dividends or distributions other than our historical, ordinary cash dividends, the exercise price of the warrant will be adjusted to reflect such distribution.  If we effect a pro rata repurchase of common stock both the number of shares issuable upon exercise of the warrant and the exercise price will be adjusted.  In the event of a merger, consolidation or similar transaction involving the Company and requiring shareholder approval, the warrantholder’s right to receive shares of our common stock upon exercise of the warrant shall be converted into the right to exercise the warrant for the consideration that would have been payable to the warrantholder with respect to the shares of common stock for which the warrant may be exercised, as if the warrant had been exercised prior to such merger, consolidation or similar transaction.

Transfer Agent

The transfer agent for the common stock is Wells Fargo.

DESCRIPTION OF PREFERRED STOCK

This section describes the general terms and provisions of the preferred stock offered by this prospectus, other than pricing and related terms disclosed for a particular issuance in an applicable prospectus supplement.  You should read the particular terms of any series of preferred stock we offer in any prospectus supplement relating to such series, together with the more detailed provisions of our amended and restated articles of incorporation and the certificate of designations with respect to each particular series of preferred stock, which will be filed as an exhibit to a document incorporated by reference into this prospectus.  The prospectus supplement also will state whether any of the terms summarized below do not apply to the series of preferred stock being offered.

General

Our amended and restated articles of incorporation provide that the board of directors can issue, without shareholder action, a maximum of 10,000,000 shares of preferred stock, in one or more series and with such terms and conditions, at such times and for such consideration, as the board of directors may determine.  We have 40,000 shares of Series A Preferred Stock outstanding as of March 31, 2009.  See “Description of Series A Preferred Stock” below.

With regard to the general terms and provisions of the preferred stock offered by this prospectus, the board of directors can determine the following:

•                                          the voting powers, if any, of the holders of stock of such series in addition to any voting rights affirmatively required by law;

•                                          the rights of shareholders in respect of dividends, including, without limitation, the rate or rates per annum and the time or times at which (or the formula or other method pursuant to which such rate or rates and such time or times may be determined) and conditions upon which the holders of stock of such series will be entitled to receive dividends and other distributions, and whether any such dividends will be cumulative or noncumulative and, if cumulative, the terms upon which such dividends will be cumulative;

•                                          whether the stock of each such series shall be redeemable by us at our option or the holder of the stock, and, if redeemable, the terms and conditions upon which the stock of such series may be redeemed;

•                                          the amount payable and the rights or preferences to which the holders of the stock of such series will be entitled upon any voluntary or involuntary liquidation, dissolution or winding-up;

•                                          the terms, if any, upon which shares of stock of such series will be convertible into, or exchangeable for, shares of stock of any other class or classes or of any other series of the same or any other class or classes, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any; and

•                                          any other designations, preferences, and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, so far as they are not inconsistent with the provisions of our amended and restated articles of incorporation and to the full extent now or hereafter permitted by the laws of the State of California.

Prior to the issuance of any series of preferred stock, the board of directors will adopt resolutions creating and designating the series as a series of preferred stock and a certificate of designations setting forth the preferences, rights, limitations and other terms of such series will be filed with the Secretary of State of California.

The preferred stock will have the dividend, liquidation, redemption and voting rights stated in this section unless the applicable prospectus supplement indicates otherwise.  You should read the applicable prospectus supplement relating to the particular series of the preferred stock being offered for specific terms, including:

•                                          the title, stated value and liquidation preferences of the preferred stock and the number of shares offered;

•                                          the initial price at which the preferred stock will be issued;

•                                          the dividend rate(s) (or method of calculation), the dividend periods, the dates on which dividends shall be payable and whether these dividends will be cumulative or noncumulative and, if cumulative, the dates at which the dividends shall begin to cumulate;

•                                          any redemption or sinking fund provisions; and

•                                          any additional dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions.

When we issue shares of preferred stock, the shares will be fully paid and nonassessable, which means the full purchase price of the shares will have been paid and holders of the shares will not be assessed any additional monies for the shares.  The applicable prospectus supplement will indicate whether each series of the preferred stock will rank junior to or equally with or senior to any outstanding shares of our preferred stock and each other series of the preferred stock.  Unless the applicable prospectus supplement states otherwise, the preferred stock will have no preemptive rights to subscribe for any additional securities which are issued by us, meaning, the holders of shares of preferred stock will have no right to buy any portion of the issued securities.

In addition, unless the applicable prospectus indicates otherwise, we will have the right to “reopen” a previous issue of a series of preferred stock by issuing additional preferred stock of such series.

The transfer agent, registrar, dividend disbursing agent and redemption agent for shares of each series of preferred stock will be named in the prospectus supplement relating to such series.

Dividends

The holders of the preferred stock of each series will be entitled to receive cash dividends out of funds legally available, when, as and if, declared by the board of directors or a duly authorized committee of the board of directors, at the rates and on the dates stated in the applicable prospectus supplement.  These rates may be fixed, or variable, or both.  If the dividend rate is variable, the applicable prospectus supplement will describe the formula used to determine the dividend rate for each dividend period.  We will pay dividends to the holders of record as they appear on our stock books on the record dates determined by the board of directors or authorized committee.

Redemption

A series of the preferred stock may be redeemable, in whole or in part, at our option, and may be subject to mandatory redemption under a sinking fund or otherwise as described in the applicable prospectus supplement.  The preferred stock that we redeem will be restored to the status of authorized but unissued shares of preferred stock which we may issue in the future.

If a series of preferred stock is subject to mandatory redemption, the applicable prospectus supplement will specify the number of shares that we will redeem in each year and the redemption price per share together with an amount equal to all accrued and unpaid dividends on those shares to the redemption date.  The applicable prospectus supplement will state whether the redemption price can be paid in cash or other property.  If the redemption price is to be paid only from the net proceeds of issuing our capital stock, the terms of the series of preferred stock may provide that, if the capital stock has not been issued or if the net proceeds are not sufficient to pay the full redemption price then due, the shares relating to series of the preferred stock shall automatically and mandatorily be converted into shares of our capital stock under the conversion provisions of the applicable prospectus supplement.  If fewer than all of the outstanding shares of any series of the preferred stock are to be redeemed, the redemption will be made in a manner that the board of directors decides is equitable.

Unless we default in the payment of the redemption price, dividends will cease to accrue after the redemption date on shares of preferred stock called for redemption and all rights of holders of such shares will terminate except for the right to receive the redemption price.

Conversion and Exchange

If any series of offered preferred stock is convertible into or exchangeable for any other class or series of our capital stock, the applicable prospectus supplement relating to that series will describe the terms and conditions governing the conversions and exchanges.

Rights at Liquidation

If we voluntarily or involuntarily liquidate, dissolve or wind up our business, the holders of shares of each series of preferred stock and any other securities that have rights equal to that series of preferred stock under these circumstances will be entitled to receive out of our assets that are available for distribution to shareholders:

•                                          liquidation distributions in the amount stated in the applicable prospectus supplement; and

•                                          all accrued and unpaid dividends (whether or not earned or declared), before any distribution to holders of common stock or of any securities ranking junior to the series of preferred stock.

Neither the sale of all or any part of our property and business, nor our merger into or consolidation with any other corporation, nor the merger or consolidation of any other corporation with or into us, will be deemed to be a dissolution, liquidation or winding up.

Outstanding Series A Preferred Stock

The Company has issued and outstanding 40,000 shares of Series A Preferred Stock.  The Series A Preferred Stock has an aggregate liquidation value of $40 million.  The following is a brief summary of the terms of the Series A Preferred Stock.  All of the rights, preferences and privileges of the Series A Preferred Stock are set forth in the certificate of determination for the Series A Preferred Stock filed with the Secretary of State of California.

Dividends.  Holders of shares of Series A Preferred Stock are entitled to receive if, as and when declared by our board of directors or a duly authorized committee of the board, out of assets legally available for payment, cumulative cash dividends at a rate per annum of 5% per share on a liquidation preference of $1,000 per share of Series A Preferred Stock with respect to each dividend period during the five year period following November 21, 2008 and are entitled to receive cumulative cash dividends at a rate per annum of 9% per share on a liquidation preference of $1,000 per share of Series A Preferred Stock with respect to each dividend period thereafter.  Dividends are payable quarterly in arrears on each February 15, May 15, August 15 and November 15, each a dividend payment date.

Priority of Dividends.  With respect to the payment of dividends and the amounts to be paid upon liquidation, the Series A Preferred Stock will rank:

•                                          senior to our common stock and all other equity securities designated as ranking junior to the Series A Preferred Stock; and

•                                          at least equally with all other equity securities designated as ranking on a parity with the Series A Preferred Stock, or parity stock, with respect to the payment of dividends and distribution of assets upon any liquidation, dissolution or winding-up of the Company.

So long as any shares of Series A Preferred Stock remain outstanding, unless all accrued and unpaid dividends for all prior dividend periods have been paid or are contemporaneously declared and paid in full, no dividend whatsoever shall be paid or declared on the Company’s common stock or other junior stock, other than a dividend payable solely in common stock.  We and our subsidiaries also may not purchase, redeem or otherwise acquire for consideration any shares of our common stock or other junior stock unless we have paid in full all accrued dividends on the Series A Preferred Stock for all prior dividend periods, subject to certain exemptions not currently applicable to the Company.

Redemption.  Except as described below in connection with ARRA, the Series A Preferred Stock may not be redeemed prior to February 15, 2012 unless we have received aggregate gross proceeds from one or more qualified equity offerings (as described below) equal to $10 million, which equals 25% of the aggregate liquidation amount of the Series A Preferred Stock on the date of issuance.  In such a case, we may redeem the Series A Preferred Stock, subject to the approval of Federal Reserve Board, in whole or in part, up to a maximum amount equal to the aggregate net cash proceeds received by us from such qualified equity offerings.  A “qualified equity offering” is a sale and issuance for cash by us, to persons other than the Company after November 21, 2008, of shares of perpetual preferred stock, common stock or a combination thereof, that in each case qualify as tier 1 capital of the Company at the time of issuance under the applicable risk-based capital guidelines of the Federal Reserve Board.  Qualified equity offerings do not include issuances made in connection with acquisitions, issuances of trust preferred securities and issuances of common stock and/or perpetual preferred stock made pursuant to agreements or arrangements entered into, or pursuant to financing plans that were publicly announced, on or prior to October 13, 2008.  After February 15, 2012, the Series A Preferred Stock may be redeemed at any time, subject to the approval of the Federal Reserve Board, in whole or in part, subject to notice as described below.

Notwithstanding the foregoing, under the provisions of ARRA, and subject to regulations to be promulgated by the U.S. Treasury, the Company may redeem the Series A Preferred Stock from the U.S. Treasury after consultation with the Federal Reserve Board at any time without regard to whether the Company has replaced such funds from any other source and without being subject to any waiting period.

In any redemption, the redemption price is an amount equal to the per share liquidation amount plus accrued and unpaid dividends to but excluding the date of redemption.

The Series A Preferred Stock is not be subject to any mandatory redemption, sinking fund or similar provisions.  Holders of shares of Series A Preferred Stock have no right to require the redemption or repurchase of the Series A Preferred Stock.

Liquidation Rights.  In the event that we voluntarily or involuntarily liquidate, dissolve or wind up our affairs, holders of Series A Preferred Stock will be entitled to receive an amount per share, referred to as the total liquidation amount, equal to the fixed liquidation preference of $1,000 per share, plus any accrued and unpaid dividends, whether or not declared, to the date of payment.  Holders of the Series A Preferred Stock will be entitled to receive the total liquidation amount out of our assets that are available for distribution to shareholders, after payment or provision for payment of our debts and other liabilities but before any distribution of assets is made to holders of our common stock or any other shares ranking, as to that distribution, junior to the Series A Preferred Stock.  If the total liquidation amount per share of Series A Preferred Stock has been paid in full to all holders of Series A Preferred Stock and other shares of parity stock, the holders of our common stock or any other shares ranking, as to such distribution, junior to the Series A Preferred Stock will be entitled to receive all of our remaining assets according to their respective rights and preferences.  For purposes of the liquidation rights, neither the sale, conveyance, exchange or transfer of all or substantially all of our property and assets, nor the consolidation or merger by us with or into any other corporation or by another corporation with or into us, will constitute a liquidation, dissolution or winding-up of our affairs.

Voting Rights.  Except as indicated below or otherwise required by law, the holders of Series A Preferred Stock will not have any voting rights.

If the dividends on the Series A Preferred Stock have not been paid for an aggregate of six quarterly dividend periods or more (whether or not consecutive), the authorized number of directors then constituting our board of directors will be increased by two.  Holders of Series A Preferred Stock, together with the holders of any outstanding parity stock with like voting rights, referred to as voting parity stock, voting as a single class, will be entitled to elect the two additional members of our board of directors, referred to as the preferred stock directors, at the next annual meeting (or at a special meeting called for the purpose of electing the preferred stock directors prior to the next annual meeting) and at each subsequent annual meeting until all accrued and unpaid dividends for all past dividend periods have been paid in full.  The election of any preferred stock director is subject to the qualification that the election would not cause us to violate the corporate governance requirement of the NASDAQ Stock Market (or any other exchange on which our securities may be listed) that listed companies must have a majority of independent directors.

The vote or consent of the holders of at least 66 2/3% of the shares of Series A Preferred Stock at the time outstanding, voting separately as a single class shall be necessary for effecting or validating:

•                                          any amendment or alteration of our articles of incorporation to authorize or create or increase the authorized amount of, or any issuance of, any shares of, or any securities convertible into or exchangeable or exercisable for shares of, any class or series of capital stock ranking senior to the Series A Preferred Stock with respect to payment of dividends and/or distribution of assets on any liquidation, dissolution or winding up of the Company;

•                                          any amendment, alteration or repeal of any provision of the certificate of determination for the Series A Preferred Stock that adversely affect the rights, preferences, privileges or voting powers of the Series A Preferred Stock; or

•                                          any consummation of a binding share exchange or reclassification involving the Series A Preferred Stock or of a merger or consolidation of the Company with another entity, unless the shares of Series A Preferred Stock remain outstanding following any such transaction or, if the Company is not the surviving entity, are converted into or exchanged for preference securities and such remaining outstanding shares of Series A Preferred Stock or preference securities have rights, references, privileges and voting powers that are not materially less favorable than the rights, preferences, privileges or voting powers of the Series A Preferred Stock, taken as a whole.

DESCRIPTION OF DEBT SECURITIES

The debt securities are to be issued under an indenture (the “indenture”), between us and the trustee named in the applicable prospectus supplement, as trustee (the “trustee”), the form of which is filed as an exhibit to the registration statement of which this prospectus is a part.  The debt securities may be issued from time to time in one or more series.  The particular terms of each series, or of the debt securities forming a part of a series, which are offered by a prospectus supplement will be described in such prospectus supplement.

The following summaries of certain provisions of the indenture do not purport to be complete and are subject, and are qualified in their entirety by reference, to all the provisions of the indenture, including the definitions of certain terms used in the indenture, and, with respect to any particular debt securities, to the description of the terms of such debt securities included in the applicable prospectus supplement.  Wherever particular sections or defined terms of the indenture are referred to here or in the applicable prospectus supplement, such sections or defined terms are incorporated by reference here or in the applicable prospectus supplement, as the case may be.

The debt securities are obligations exclusively of Heritage Commerce Corp.  As a holding company, we have no material assets other than our ownership of the common stock of our subsidiaries.  Unless we say otherwise in a prospectus supplement, we will rely entirely upon distributions and other amounts received from HBC to meet the payment obligations under the debt securities.

HBC is a separate and distinct legal entity and has no obligation, contingent or otherwise, to pay amounts due under the debt securities or otherwise to make any funds available to us.  This includes the payment of dividends or other distributions or the extension of loans or advances, unless we say otherwise in a prospectus supplement.  Federal and state banking laws and regulations effectively restrict the payment of dividends to us by HBC.

Furthermore, the ability of HBC to make any payments to us would be dependent upon the terms of any credit facilities of HBC and upon HBC’s earnings, which are subject to various business risks.  In a bankruptcy or insolvency proceeding, claims of holders of the debt securities would be satisfied solely from our equity interests in HBC remaining after the satisfaction of claims of creditors of HBC.  Accordingly the debt securities are effectively subordinated to existing and future liabilities of HBC to its creditors.

Terms of Debt Securities

The indenture will provide that debt securities in separate series may be issued from time to time without limitation as to aggregate principal amount.  We may specify a maximum aggregate principal amount for the debt securities of any series.  The debt securities are to have such terms and provisions which are not inconsistent with the indenture, including as to maturity, principal and interest, as we may determine.  The debt securities may be either senior or subordinated debt securities, which may be issued as convertible debt securities or exchangeable debt securities.

The applicable prospectus supplement will set forth the price or prices at which the debt securities to be offered will be issued and will describe the following terms of such debt securities:

•                                          the title of the debt securities;

•                                          any limit on the aggregate principal amount of the debt securities or the series of which they are a part;

•                                          the date or dates on which the principal of the debt securities will be payable;

•                                          the rate or rates at which the debt securities will bear interest, if any, the date or dates from which any such interest will accrue, the interest payment dates on which any such interest will be payable and the regular record date for any such interest payable on any interest payment date;

•                                          the place or places where the principal of and any premium and interest on the debt securities will be payable;

•                                          the period or periods within which, the price or prices at which and the terms and conditions on which the debt securities may be redeemed, in whole or in part, at our option;

•                                          our obligation, if any, to redeem or purchase the debt securities pursuant to any sinking fund or analogous provision or at the option of the holder of the debt security, and the period or periods within which, the price or prices at which and the terms and conditions on which the debt securities will be redeemed or purchased, in whole or in part, pursuant to any such obligation;

•                                          conversion or exchange provisions, if any, including conversion or exchange prices or rates and adjustments thereto;

•                                          the terms, if any, pursuant to which any debt securities will be subordinate to any of our debt;

•                                          the denominations in which the debt securities will be issuable, if other than denominations of $1,000 and any integral multiple thereof;

•                                          if the amount of principal of or any premium or interest on the debt securities may be determined with reference to an index or pursuant to a formula, the manner in which such amounts will be determined;

•                                          if other than the currency of the United States of America, the currency, currencies or currency units in which the principal of or any premium or interest on the debt securities will be payable (and the manner in which the equivalent of the principal amount of the debt securities in the currency of the United States of America is to be determined for any purpose, including for the purpose of determining the principal amount deemed to be outstanding at any time);

•                                          if the principal of or any premium or interest on the debt securities is to be payable, at our election or at the election of the holder, in one or more currencies or currency units other than those in which the debt securities are stated to be payable, the currency, currencies or currency units in which payment of any such amount as to which such election is made will be payable, the periods within which and the terms and conditions upon which such election is to be made and the amount so payable (or the manner in which such amount is to be determined);

•                                          if other than the entire principal amount of the debt securities, the portion of the principal amount of the debt securities which will be payable upon declaration of acceleration of maturity;

•                                          if the principal amount payable at the stated maturity of the debt securities will not be determinable as of any one or more dates prior to the stated maturity, the amount which will be deemed to be such principal amount as of any such date for any purpose, including the principal amount of the debt securities which will be due and payable upon any maturity other than the stated maturity or which will be deemed to be outstanding as of any such date (or, in any such case, the manner in which such deemed principal amount is to be determined);

•                                          if applicable, that debt securities, in whole or any specified part, are defeasible pursuant to the provisions of the indenture described under “Defeasance and Covenant Defeasance — Defeasance and Discharge” or “Defeasance and Covenant Defeasance — Covenant Defeasance”, or under both such captions;

•                                          whether the debt securities will be issuable in whole or in part in the form of one or more global debt securities and, if so, the respective depositaries for such global debt securities, the form of any legend or legends to be borne by any such global security in addition to or in lieu of the legend referred to under “Form, Exchange and Transfer — Global Debt Securities” and, if different from those described under such caption, any circumstances under which any such global debt security may be exchanged in whole or in part for debt securities registered, and any transfer of such global debt security in whole or in part may be registered, in the names of persons other than the depositary for such global security or its nominee;

•                                          any addition to or change in the events of default applicable to the debt securities and any change in the right of the trustee or the holders to declare the principal amount of the debt securities due and payable;

•                                          any addition to or change in the covenants in the indenture applicable to the debt securities; and

•                                          any other terms of debt securities not inconsistent with the provisions of the indenture.

Debt securities, including original issue discount debt securities, may be sold at a substantial discount below their principal amount.  Certain special United States federal income tax considerations (if any) applicable to debt securities sold at an original issue discount may be described in the applicable prospectus supplement.  In addition, certain special United States federal income tax or other considerations (if any) applicable to any debt securities which are denominated in a currency or currency unit other than United States dollars may be described in the applicable prospectus supplement.  If we use any index to determine the amount of payments of principal of, premium, if any, or interest, if any, on any debt securities, we will also describe in the applicable prospectus supplement the special United States federal income tax applicable to the debt securities.

In addition, the indenture does not limit our ability to issue convertible or subordinated debt securities.  Any conversion provisions of a particular series of debt securities will be set forth in the officer’s certificate or supplemental indenture related to that series of debt securities and will be described in the relevant prospectus supplement.  Such terms may include provisions for conversion, either mandatory, at the option of the holder or at our option, in which case the number of shares of common stock or other securities to be received by the holders of debt securities would be calculated as of a time and in the manner stated in the prospectus supplement.

Senior Debt Securities

Payment of the principal of, premium, if any, and interest on senior debt securities will rank on a parity with all of our other unsecured and unsubordinated debt securities.

Subordinated Debt Securities

Payment of the principal of, premium, if any, and interest on subordinated debt securities will be junior in right of payment to the prior payment in full of all of our unsubordinated debt.  We will set forth in the applicable prospectus supplement relating to any subordinated debt securities the subordination terms of such securities as well as the aggregate amount of outstanding debt, as of the most recent practicable date, that by its terms would be senior to the subordinated debt securities.  We will also set forth in such prospectus supplement limitations, if any, on issuance of additional senior debt.

Form, Exchange and Transfer

The debt securities of each series will be issuable only in fully registered form, without coupons, and, unless otherwise specified in the applicable prospectus supplement, only in denominations of $1,000 and integral multiples thereof.

At the option of the holder, subject to the terms of the indenture and the limitations applicable to global debt securities, debt securities of each series will be exchangeable for other debt securities of the same series of any authorized denomination and of a like tenor and aggregate principal amount.

Subject to the terms of the indenture and the limitations applicable to global debt securities, you may present debt securities for exchange as provided above or for registration of transfer (duly endorsed or with the form of transfer endorsed thereon duly executed) at the office of the security registrar or at the office of any transfer agent designated for such purpose.  You will not incur a service charge for any registration of transfer or exchange of debt securities, but you must pay a sum sufficient to cover any tax or other governmental charge as may be described in the indenture.  Such transfer or exchange will be effected upon the security registrar or such transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request.  We will appoint the trustee as security registrar.  Any transfer agent (in addition to the security registrar) initially designated by us for any debt securities will be named in the applicable prospectus supplement.  We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If the debt securities of any series (or of any series and specified terms) are to be redeemed in part, we will not be required to (a) issue, register the transfer of or exchange any debt securities of that series (or of that series and specified terms, as the case may be) during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any such debt securities that may be selected for redemption and ending at the close of business on the day of such mailing or (b) register the transfer of or exchange any debt security so selected for redemption, in whole or in part, except the unredeemed portion of the debt securities being redeemed in part.

Global Debt Securities

Some or all of a series of debt securities may be represented, in whole or in part, by one or more global debt securities.  Each global security will be registered in the name of a depositary or its nominee identified in the applicable prospectus supplement, will be deposited with such depositary or its nominee or a custodian and will bear a legend regarding the restrictions on exchanges and registration of transfer referred to below and any such other matters as may be provided for pursuant to the indenture.

Notwithstanding any provision of the indenture or any debt security described in this prospectus, no global debt security may be exchanged in whole or in part for debt securities registered, and no transfer of a global debt security in whole or in part may be registered, in the name of any person except:

•                                          by the depositary to its nominee;

•                                          by a nominee of the depositary to the depositary or another nominee; or

•                                          by the depositary or any nominee to a successor of the depositary, or a nominee of the successor.

unless (a) the depositary has notified us that it is unwilling or unable to continue as depositary for such global debt security or has ceased to be qualified to act as such as required by the indenture, (b) there shall have occurred and be continuing an Event of Default with respect to the debt securities represented by such global debt security or (c) there shall exist such circumstances, if any, in addition to or in lieu of those described above as may be described in the applicable prospectus supplement.  All securities issued in exchange for a global security or any portion of a global debt security will be registered in such names as the depositary may direct.

As long as the depositary, or its nominee, is the registered holder of a global security, the depositary or its nominee, as the case may be, will be considered the sole owner and holder of such global debt security and the debt securities represented by the global debt security for all purposes under the debt securities and the indenture.  Except in the limited circumstances referred to above, you will not be entitled to have such global debt security or any securities registered by the global debt security registered in your name, will not receive or be entitled to receive physical delivery of certificated debt securities in exchange of the global debt security and will not be considered to be the owners or holders of such global debt security or any debt securities represented by the global debt security for any purpose under the debt securities or the indenture.  All payments of principal of and any premium and interest on a global debt security will be made to the depositary or its nominee, as the case may be, as the holder of the global debt security.  The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form.  These laws may impair the ability to transfer beneficial interests in a global debt security.

Ownership of beneficial interests in a global debt security will be limited to institutions that have accounts with the depositary or its nominee (“participants”) and to persons that may hold beneficial interests through participants.  In connection with the issuance of any global debt security, the depositary or its nominee will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global debt security to the accounts of its participants.  Ownership of beneficial interests in a global debt security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the depositary or its nominee (with respect to participants’ interests) or any such participant (with respect to interests of persons held by such participants on their behalf).  Payments, transfers, exchanges and others matters relating to beneficial interests in a global debt security may be subject to various policies and procedures adopted by the depositary from time to time.  We, the trustee or any agent of us or the trustee will not have any responsibility or liability for any aspect of the depositary’s or any participant’s records relating to, or for payments made on account of, beneficial interests in a global debt security, or for maintaining, supervising or reviewing any records relating to such beneficial interests.

We expect that the depositary or its nominee, upon receipt of any principal, premium, if any, or interest, if any, payment immediately will credit participants’ accounts with amounts in proportion to their respective beneficial interests in the principal amount of the global debt security as shown on the records of the depositary or its nominee.  We also expect that payments by participants to you, as an owner of a beneficial interest in the global debt security held through those participants, will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name.”  These payments will be the responsibility of those participants.

Secondary trading in notes and debentures of corporate issuers is generally settled in clearinghouse or next-day funds.  In contrast, beneficial interests in a global debt security, in some cases, may trade in the depositary’s same-day funds settlement system, in which secondary market trading activity in those beneficial interests would be required by the depositary to settle in immediately available funds.  There is no assurance as to the effect, if any, that settlement in immediately available funds would have on trading activity in such beneficial interests.  Also, settlement for purchases of beneficial interests in a global debt security upon the original issuance thereof may be required to be made in immediately available funds.

Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a debt security on any interest payment date will be made to the person in whose name such debt security (or one or more predecessor debt securities) is registered at the close of business on the regular record date for such interest.

Unless otherwise indicated in the applicable prospectus supplement, principal of and any premium and interest on the debt securities of a particular series will be payable at the office of a paying agent or paying agents as we may designate for such purpose from time to time, except that at our option payment of any interest may be made by check mailed to the address of the person entitled to such interest as such address appears in the security register.  Unless otherwise indicated in the applicable prospectus supplement, we will designate the corporate trust office of the trustee in The City of New York as our sole paying agent for payments with respect to debt securities of each series.  Any other paying agents initially designated by us for the debt securities of a particular series will be named in the applicable prospectus supplement.  We may at any time designate debt securities additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

All moneys or United States government obligations (including proceeds thereof) deposited by us with the trustee or any paying agent for the payment of the principal of or any premium or interest on any debt security which remain unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and after repayment to us, you are entitled to seek payment only from us as a general unsecured creditor.

Consolidation, Merger and Sale of Assets

The indenture will provide that we will not consolidate with or merge into any other person or convey, transfer or lease substantially all of our properties to any person, and no person may consolidate with or merge into us unless (a) the successor is organized under the laws of the United States or any state or the District of Columbia, and the successor expressly assumes our obligations under the indenture and the debt securities, (b) immediately after giving effect to the transaction, no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, exists, and (c) certain other conditions as prescribed in the indenture are met.  When our successor assumes our obligations under the indenture and the debt securities, and when any other conditions required by the indenture are satisfied, the successor will succeed to and be substituted for us under the indenture.

The general provisions of the indenture do not afford holders of the debt securities protection in the event of a highly leveraged or other transaction that we may become involved in that may adversely affect holders of the debt securities.

Events of Default

Each of the following will constitute an event of default under the indenture with respect to debt securities of any series:

•                                          our failure to pay principal of or any premium on any debt security of that series when due, whether at maturity, upon redemption, by accelerating the maturity or otherwise;

•                                          our failure to pay any interest on any debt securities of that series when due, continued for 30 days;

•                                          our failure to deposit any sinking fund payment, when due, in respect of any debt security of that series;

•                                          our failure to observe or perform any other covenant contained in the indenture (other than a covenant included in the indenture solely for the benefit of a series other than that series), continued for 90 days after written notice to us by the trustee, or the holders of at least 25% in principal amount of the outstanding debt securities of that series, as provided in the indenture;

•                                          certain events related to our bankruptcy, insolvency or reorganization; and

•                                          any other event defined as an event of default with respect to debt securities of a particular series.

An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities issued under the indenture.  If an Event of Default involving any series of debt securities has occurred and is continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series by notice as provided in the indenture may declare the principal amount of the debt securities of that series (or, in the case of any debt security that is an original issue discount security, such portion of the principal amount of such debt security may be specified in the terms of such debt security) to be due and payable immediately.

If, however, the Event of Default relating to the performance of other covenants or any other Event of Default that has occurred and is continuing is for less than all of the series of securities then outstanding, then, the trustee or the holders of not less than 25% in aggregate principal amount of the debt securities of such series (or in the case of any debt security that is an original issue discount security, such portion of the principal amount of such security), may declare the entire principal amount of all securities of such series due and payable immediately.

If an Event of Default for certain events related to bankruptcy, insolvency or reorganization with respect to the debt securities of any series at the time outstanding shall occur, the principal amount of all the debt securities of that series (or, in the case of any such original issue discount security or other debt security, such specified amount) will automatically, and without any action by the trustee or any holder, become immediately due and payable.  After any such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the non-payment of accelerated principal (or other specified amount), have been cured or waived as provided in the indenture.  For information as to waiver of defaults, see “Modification and Waiver”.

Subject to the provisions of the indenture relating to the duties of the trustee in case an Event of Default shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders, unless such holders shall have offered to the trustee reasonable indemnity.  Subject to such provisions for the indemnification of the trustee, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of a debt security of any series will have any right to institute any proceeding with respect to the indenture, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless (a) such holder has previously given to the trustee written notice of a continuing Event of Default with respect to the debt securities of that series, (b) the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holder or holders have offered reasonable indemnity, to the trustee to institute such proceeding as trustee and (c) the trustee has failed to institute such proceeding, and has not received from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series a direction inconsistent with such request, within 60 days after such notice, request and offer.  However, such limitations do not apply to a suit instituted by a holder of a debt security for the enforcement of payment of the principal of or any premium or interest on such debt security on or after the applicable due date specified in such debt security.

We will be required to furnish to the trustee annually a statement by certain of our officers as to whether or not we, to our knowledge, are in default in the performance or observance of any of the terms, provisions and conditions of the indenture and, if so, specifying all such known defaults.

Covenants

We undertake certain agreements or commitments, including agreements to do the following:

•                                          punctually make payments on the debt securities;

•                                          maintain one or more offices at which debt securities can be presented for payment and registration;

•                                          act as, or appoint a third party as, paying agent for one or more series of the securities;

•                                          provide the paying agent with sufficient funds to make required payments when due under the securities;

•                                          give the Trustee written notice of any event of default under the indenture within 30 days of its occurrence;

•                                          maintain our properties in good condition, subject to ordinary wear and tear;

•                                          file all required tax returns and pay taxes, assessments and other governmental charges as they become due and payable; and

•                                          maintain our corporate existence and all rights and franchises necessary for the operation of our business.

Redemption

One or more series of debt securities may provide for redemption of the series of securities that is redeemable before its stated maturity date. If we elect to redeem a series, we will give the Trustee at least 60 days’ notice. If less than all securities of like tenor are to be redeemed, the Trustee shall select the securities to be redeemed in a manner the Trustee deems fair and appropriate. Either we or the Trustee must give holders of securities to be redeemed written notice of certain items required under the indenture, by first class mail not less than 30 and not more than 60 days before the redemption date. After notice of redemption is given, the securities selected for redemption become due and payable, and cease to bear interest, on the redemption date, except that if we fail to make the required payment to redeem securities selected for redemption, those securities shall continue to bear interest until paid. If securities are redeemed only in part, we will, upon surrender of the security and at no charge to the holder, issue to the holder a like security for the unredeemed portion of the security so surrendered.

Sinking Funds

One or more series of the securities may provide for mandatory or optional sinking fund payments for the retirement of a series of securities.  The Company may satisfy sinking fund payment obligations by delivering securities of such series previously redeemed from the holders and not previously credited toward sinking fund payment obligations.  The Company must give the Trustee at least 60 days’ notice of the portion of a sinking fund payment that is to be satisfied by payment in cash and the portion that is to be satisfied by delivering and crediting securities.

Modification and Waiver

The indenture provides that we and the Trustee may enter into supplemental indentures without the consent of any holders for the following purposes:

•                                          to reflect a merger, transfer of assets or similar transaction and the assumption of our obligations under the indenture and the securities by the surviving or transferee entity;

•                                          to add provisions for the benefit of holders of one or more series of securities;

•                                          to add additional events of default under the securities;

•                                          to add or change provisions needed to facilitate the issuance of securities as certificated or global securities;

•                                          to provide collateral as security for repayment of the securities;

•                                          to establish the forms or terms of securities as permitted under the indenture;

•                                          to reflect appointment of a successor trustee or to facilitate administration of the indenture by more than one trustee; and

•                                          to cure any ambiguity or inconsistency in the indenture; provided the change does not adversely affect the interests of holders of the securities in any material respect.

Modifications and amendments of the indenture may be made by us and the trustee with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of each series of senior or subordinated debt securities, as the case may be, affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding debt security affected:

•                                          change the stated maturity of the principal of, or any installment of principal of or interest on, any debt security;

•                                          reduce the principal amount of, or any premium or interest on, any debt security;

•                                          reduce the amount of principal of an original issue discount debt security or any other debt security payable upon acceleration of the maturity;

•                                          change the place or currency of payment of principal of, or any premium or interest on, any debt security;

•                                          modify any of the subordination provisions or the definition of senior indebtedness applicable to any subordinated securities in a manner adverse to the holders of those securities;

•                                          impair the right to institute suit for the enforcement of any payment on or with respect to any debt security;

•                                          reduce the percentage in principal amount of outstanding debt securities of any series, the consent of whose holders is required for modification or amendment of the indenture;

•                                          reduce the percentage in principal amount of outstanding debt securities of any series necessary for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults; or

•                                          modify such provisions with respect to modification and waiver.

The holders of a majority in principal amount of the outstanding debt securities of any series may waive compliance by us with certain restrictive provisions of the indenture.  The holders of a majority in principal amount of the outstanding debt securities of any series may waive any past default under the indenture, except a default in the payment of principal, premium or interest and certain covenants and provisions of the indenture which cannot be amended without the consent of the holder of each outstanding debt security of such series affected.

The indenture will provide that in determining whether the holders of the requisite principal amount of the outstanding debt securities have given or taken any direction, notice, consent, waiver or other action under the indenture as of any date, (a) the principal amount of an original issue discount security that will be deemed to be outstanding will be the amount of the principal thereof that would be due and payable as of such date upon acceleration of the maturity to such date, (b) if, as of such date, the principal amount payable at the stated maturity of a debt security is not determinable (for example, because it is based on an index), the principal amount of such debt security deemed to be outstanding as of such date will be an amount determined in the manner prescribed for such debt security and (c) the principal amount of a debt security denominated in one or more foreign currencies or currency units that will be deemed to be outstanding will be the U.S. dollar equivalent, determined as of such date in the manner prescribed for such debt security, of the principal amount of such debt security (or, in the case of a debt security described in clause (a) or (b) above, of the amount described in such clause).  Certain debt securities, including those for whose payment or redemption money has been deposited or set aside in trust for the holders and those that have been fully defeased pursuant to the indenture, will not be deemed to be outstanding.

Except in certain limited circumstances, we will be entitled to set any day as a record date for the purpose of determining the holders of outstanding debt securities of any series entitled to give or take any direction, notice, consent, waiver or other action under the indenture, in the manner and subject to the limitations provided in the indenture.  In certain limited circumstances, the trustee will be entitled to set a record date for action by holders.  If a record date is set for any action to be taken by holders of a particular series, such action may be taken only by persons who are holders of outstanding debt securities of that series on the record date.  To be effective, such action must be taken by holders of the requisite principal amount of such debt securities within a specified period following the record date.  For any particular record date, this period will be 180 days or such other period as may be specified by us (or the trustee, if it set the record date), and may be shortened or lengthened (but not beyond 180 days) from time to time.

Defeasance and Covenant Defeasance

If and to the extent indicated in the applicable prospectus supplement, we may elect, at our option at any time, to have the provisions of Section 1302 of the indenture, relating to defeasance and discharge of indebtedness, or Section 1303 of the indenture, relating to defeasance of certain restrictive covenants in the indenture, applied to the debt securities of any series, or to any specified part of a series.

Defeasance and Discharge.  The indenture will provide that, upon our exercise of our option (if any) to have Section 1302 of the indenture applied to the debt securities, we will be discharged from all our obligations (and, if applicable, provisions relating to subordination will cease to be effective) with respect to such debt securities (except for certain obligations to exchange or register the transfer of debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and to hold moneys for payment in trust) upon the deposit in trust for the benefit of the holders of such debt securities of money or United States government obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on such debt securities on the respective stated maturities in accordance with the terms of the indenture and such debt securities.  Such defeasance or discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the United States Internal Revenue Service a ruling, or there has been a change in tax law, in either case to the effect that holders of such debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge were not to occur.

Defeasance of Certain Covenants.  The indenture provides that, upon our exercise of our option (if any) to have Section 1303 of the indenture applied to the debt securities, we may omit to comply with certain restrictive covenants of the indenture and any that may be described in the applicable prospectus supplement, and the occurrence of certain Events of Default, which are described above in clause (d) (with respect to such restrictive covenants) under “Events of Default” and any that may be described in the applicable prospectus supplement, will be deemed not to be or result in an Event of Default, in each case with respect to such debt securities.  We, in order to exercise such option, will be required to deposit, in trust for the benefit of the holders of such debt securities, money or United States government obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on such debt securities on the respective stated maturities in accordance with the terms of the indenture and such debt securities.  We will also be required, among other things, to deliver to the trustee an opinion of counsel to the effect that holders of such debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain obligations and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and defeasance were not to occur.  In the event we exercised this option with respect to any debt securities and such debt securities were declared due and payable because of the occurrence of any Event of Default, the amount of money and United States government obligations so deposited in trust would be sufficient to pay amounts due on such debt securities at the time of their respective stated maturities but may not be sufficient to pay amounts due on such debt securities upon any acceleration resulting from such Event of Default.  In such case, we would remain liable for such payments.

Notices

Notices to holders of debt securities will be given by mail to the addresses of such holders as they may appear in the security register.

Title

We, the trustee and any of our agents or the trustee may treat the person in whose name a debt security is registered as the absolute owner thereof (whether or not such debt security may be overdue) for the purpose of making payment and for all other purposes.

Governing Law

Unless specified in a prospectus supplement, the indenture and the debt securities will be governed by, and construed in accordance with, the law of the State of California.

Regarding the Trustee

The trustee will have all the duties and responsibilities of an indenture trustee specified in the Trust Indenture Act.  The trustee is not required to expend or risk its own funds or otherwise incur financial liability in performing its duties or exercising its rights and powers if it reasonably believes that it is not reasonably assured of repayment or adequate indemnity.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of common stock or preferred stock.  Warrants may be issued separately or together with common stock or preferred stock and may be attached to or separate from such common stock or preferred stock.  Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust corporation, as warrant agent, all as set forth in the prospectus supplement relating to the particular issue of offered warrants.  The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants.  Copies of the forms of warrant agreements, including the forms of warrant certificates representing the warrants, will be filed as exhibits to a document incorporated by reference into this prospectus.

This section describes the general terms and provisions of the warrants offered hereby.  The applicable prospectus supplement will describe the specific terms of any issuance of warrants.  You should read the particular terms of any warrants we offer in any prospectus supplement, together with the more detailed form of warrant agreement and the form of warrant certificate.  The prospectus supplement also will state whether any of the terms summarized below do not apply to the warrants being offered.

General

The applicable prospectus supplement will describe the terms of the warrants, including the following where applicable:

•                                          the title of the warrants;

•                                          the offering price of the warrants, if any;

•                                          the aggregate number of warrants;

•                                          the designation and terms of the securities that is purchasable upon exercise of the warrants;

•                                          the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security;

•                                          the date after which the warrants and any securities issued with the warrants will be separately transferable;

•                                          the number of shares of common stock or preferred stock purchasable upon exercise of a warrant and the purchase price;

•                                          the dates on which the right to exercise the warrants begins and expires;

•                                          the minimum or maximum number of warrants that may be exercised at any one time;

•                                          the currency, currencies or currency units in which the offering price, if any, and the exercise price are payable;

•                                          a discussion of certain United States federal income tax considerations;

•                                          any antidilution provisions of the warrants;

•                                          any redemption or call provisions applicable to the warrants; and

•                                          any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Warrant certificates may be exchanged for new warrant certificates of different denominations, may be presented for registration of transfer, and may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement.  Prior to the exercise of any warrants to purchase common stock, holders of such warrants will not have any rights of holders of the common stock purchasable upon such exercise, including the right to receive payments of dividends, if any, on the common stock purchasable upon such exercise or to exercise any applicable right to vote.

Exercise of Warrants

Each warrant will entitle the holder thereof to purchase such number of shares of common stock at such exercise price as shall in each case be set forth in, or calculable from, the prospectus supplement relating to the offered warrants.  After the close of business on the expiration date of the warrants (or such later date to which such expiration date may be extended by us), unexercised warrants will become void.

Warrants may be exercised by delivering to the warrant agent payment as provided in the applicable prospectus supplement of the amount required to purchase the securities purchasable upon such exercise together with certain information set forth on the reverse side of the warrant certificate.  Warrants will be deemed to have been exercised upon receipt of payment of the exercise price, subject to the receipt, within five business days, of the warrant certificate evidencing such warrants.  Upon receipt of such payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, issue and deliver the securities purchasable upon such exercise.  If fewer than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining number of warrants.

Amendments and Supplements to Warrant Agreements

We and the relevant warrant agent may, with the consent of the holders of at least a majority in number of the outstanding unexercised warrants affected, modify or amend the warrant agreement and the terms of the warrants.  However, the warrant agreements may be amended or supplemented without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not adversely affect the interests of the holders of the warrants.  Notwithstanding the foregoing, no such modification or amendment may, without the consent of the holders of each warrant affected:

•                                          reduce the amount receivable upon exercise, cancellation or expiration;

•                                          shorten the period of time during which the warrants may be exercised;

•                                          otherwise materially and adversely affect the exercise rights of the beneficial owners of the warrants; or

•                                          reduce the percentage of outstanding warrants whose holders must consent to modification or amendment of the applicable warrant agreement or the terms of the warrants.

Antidilution and Other Adjustments

Unless otherwise indicated in the applicable prospectus supplement, the exercise price of, and the number of shares of common stock or preferred stock covered by, a warrant are subject to adjustment in certain events, including:

•                                          the issuance of securities as a dividend;

•                                          subdivisions and combinations of the securities;

•                                          the distribution of evidences of our indebtedness, assets, rights or warrants.

In the case of a reclassification or change of the common stock, a consolidation or merger involving us or sale or conveyance to another corporation of our property and assets as an entirety or substantially as an entirety, in each case as a result of which holders of our common stock or preferred stock, as applicable, shall be entitled to receive stock, securities, other property or assets (including cash) with respect to or in exchange for such common stock, the holders of the warrants then outstanding will be entitled thereafter to convert such warrants into the kind and number of shares of stock and amount of other securities or property which they would have received upon such reclassification, change, consolidation, merger, sale or conveyance had such warrants been exercised immediately prior to such reclassification, change, consolidation, merger, sale or conveyance.

PLAN OF DISTRIBUTION

These securities may be distributed under this prospectus from time to time in one or more transactions:

•                                          at a fixed price or prices, which may be changed from time to time;

•                                          at market prices prevailing at the time of sale;

•                                          at prices related to prevailing market prices; or

•                                          at negotiated prices.

Each time we sell securities, we will describe the method of distribution of the securities in the prospectus supplement relating to the transaction.

We may offer the securities being offered by use of this prospectus:

•                                          through underwriters;

•                                          through dealers;

•                                          through agents;

•                                          directly to purchasers; or

•                                          through a combination of such methods of sale.

Each time we sell securities, we will provide a prospectus supplement that will name any underwriter, dealer or agent involved in the offer and sale of the securities. The prospectus supplement will also set forth the terms of the offering, including the purchase price of the securities and the proceeds we will receive from the sale of the securities, any underwriting discounts and other items constituting underwriters’ compensation related to the offering, public offering or purchase price and any discounts or commissions allowed or paid to dealers, any commissions allowed or paid to agents and any securities exchanges on which the securities may be listed.

If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions, at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, or at prices related to such prevailing market prices, or at negotiated prices. The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in the prospectus supplement, the obligations of underwriters or dealers to purchase the securities offered will be subject to certain conditions precedent and the underwriters or dealers will be obligated to purchase all the offered securities if any are purchased. Any public offering price and any discounts or concessions allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time.

The securities may be sold directly by us or through agents designated by us from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named in, and any commissions payable by us to such agent will be set forth in, the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

To the extent that we make sales to or through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a distribution agreement between us and the underwriters or agents. If we engage in at-the-market sales pursuant to a distribution agreement, we will issue and sell shares of our common stock to or through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell shares on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The distribution agreement will provide that any shares of our common stock sold will be sold at prices related to the then prevailing market prices for our common stock. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time and will be described in a prospectus supplement. Pursuant to the terms of the distribution agreement, we also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our common stock or other securities. The terms of each such distribution agreement will be set forth in more detail in a prospectus supplement to this prospectus. In the event that any underwriter or agent acts as principal, or broker-dealer acts as underwriter, it may engage in certain transactions that stabilize, maintain or otherwise affect the price of our securities. We will describe any such activities in the prospectus supplement relating to the transaction.

Offers to purchase the securities offered by this prospectus may be solicited, and sales of the securities may be made, by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resales of the securities. The terms of any offer made in this manner will be included in the prospectus supplement relating to the offer.

In connection with offerings made through underwriters or agents, we may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment).

Any underwriter may engage in over-allotment, stabilizing and syndicate short covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934.  Over-allotment involves sales in excess of the offering size, which creates a short position.  Stabilizing transactions involve bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.  Syndicate short covering transactions involve purchases of securities in the open market after the distribution has been completed in order to cover syndicate short positions.  Penalty bids permit the underwriters to reclaim selling concessions from dealers when the securities originally sold by the dealers are purchased in covering transactions to cover syndicate short positions.  These transactions may cause the price of the securities sold in an offering to be higher than it would otherwise be.  These transactions, if commenced, may be discontinued by the underwriters at any time.

Securities may be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms, which we refer to herein as the “remarketing firms,” acting as principals for their own accounts, for the account of holders of the securities, or as our agent. Any remarketing firm will be identified and the terms of its agreement, if any, with us will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act of 1933, in connection with the securities remarketed thereby.

If indicated in the applicable prospectus supplement, we will authorize underwriters, dealers or agents to solicit offers by certain institutional investors to purchase securities from us pursuant to contracts providing for payment and delivery at a future date.

In all cases, these purchasers must be approved by us. Unless otherwise set forth in the applicable prospectus supplement, the obligations of any purchaser under any of these contracts will not be subject to any conditions except that (a) the purchase of the securities must not at the time of delivery be prohibited under the laws of any jurisdiction to which that purchaser is subject and (b) if the securities are also being sold to underwriters, we must have sold to these underwriters the securities not subject to delayed delivery. Underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.

Underwriters, dealers, agents and other persons may be entitled under agreements which may be entered into with us to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act of 1933 and to be reimbursed by us for certain expenses.

Each series of securities other than common stock will be new issue of securities with no established trading market. Any underwriters to whom offered securities are sold by us for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time.

The anticipated date of delivery of the securities offered by this prospectus will be described in the applicable prospectus supplement relating to the offering. The securities offered by this prospectus may or may not be listed on a national securities exchange or a foreign securities exchange. No assurance can be given as to the liquidity or activity of any trading in the offered securities.

This prospectus may also be used in connection with any issuance of shares of common stock or preferred stock upon exercise of a warrant if such issuance is not exempt from the registration requirements of the Securities Act of 1933.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered by us pursuant to this prospectus will be passed upon for us by Buchalter Nemer, a professional corporation, Los Angeles, California.  If the validity of the securities will be passed upon by counsel for any underwriters, dealers or agents, such counsel will be named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Heritage Commerce Corp appearing in Heritage Commerce Corp’s Annual Report on Form 10-K for the year ended December 31, 2008 and the effectiveness of Heritage Commerce Corp’s internal control over financial reporting as of December 31, 2008 have been audited by Crowe Horwath LLP, an independent registered public accounting firm, as set forth in its report thereon, included therein, and incorporated herein by reference upon the authority of such firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

The following are the expenses to be incurred by the registrant in connection with the registration of the securities being registered under this registration statement.  All amounts set forth below, except the Securities and Exchange Commission registration fee, are estimated.

SEC registration fee	$3,627
Accounting fees	$10,000
Legal fees	$25,000
Trustee fees and expenses*
Miscellaneous expenses	$3,000
Total expenses	$41,627

*To be filled by amendment on Form 8-K or Rule 424 filing, if applicable.

Item 15.  Indemnification of Directors and Officers.

The California General Corporation Law (the “CGCL”) provides a detailed statutory framework covering limitation of liability of directors in certain instances and indemnification of any officer or other agent of a corporation who is made or threatened to be made a party to any legal proceeding by reason of his or her services on behalf of such corporation.

With respect to limitation of liability, the CGCL permits a California corporation to adopt a provision in its articles of incorporation reducing or eliminating the liability of a director to the corporation or its shareholders for monetary damages for breach of the fiduciary duty of care, provided that such liability does not arise from certain proscribed conduct (including intentional misconduct and breach of duty of loyalty). The CGCL in this regard relates only to actions brought by shareholders on behalf of the corporation (i.e., “derivative actions”) and does not apply to claims brought by outside parties.

With respect to indemnification, the CGCL provides that to the extent any officer, director or other agent of a corporation is successful “on the merits” in defense of any legal proceeding to which such person is a party or is threatened to be made a party by reason of his or her service on behalf of such corporation or in defense of any claim, issue, or matter therein, such agent shall be indemnified against expenses actually and reasonably incurred by the agent in connection therewith, but does not require indemnification in any other circumstance. The CGCL also provides that a corporation may indemnify any agent of the corporation, including officers and directors, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in a third party proceeding against such person by reason of his or her services on behalf of the corporation, provided the person acted in good faith and in a manner he or she reasonably believed to be in the best interests of such corporation. The CGCL further provides that in derivative suits a corporation may indemnify such a person against expenses incurred in such a proceeding, provided such person acted in good faith and in a manner he or she reasonably believed to be in the best interests of the corporation and its shareholders. Indemnification is not available in derivative actions (i) for amounts paid or expenses incurred in connection with a matter that is settled or otherwise disposed of without court approval or (ii) with respect to matters for which the agent shall have been adjudged to be liable to the corporation unless the court shall determine that such person is entitled to indemnification.

The CGCL permits the advancing of expenses incurred in defending any proceeding against a corporate agent by reason of his or her service on behalf of the corporation upon the giving of a promise to repay any such sums in the event it is later determined that such person is not entitled to be indemnified. Finally, the CGCL provides that the indemnification provided by the statute is not exclusive of other rights to which those seeking indemnification may be entitled, by bylaw, agreement or otherwise, to the extent additional rights are authorized in a corporation’s articles of incorporation. The law further permits a corporation to procure insurance on behalf of its directors, officers and agents against any liability incurred by any such individual, even if a corporation would not otherwise have the power under applicable law to indemnify the director, officer or agent for such expenses.

The articles of incorporation and bylaws of Heritage Commerce Corp implement the applicable statutory framework by limiting the personal liability of directors for monetary damages for a breach of a director’ fiduciary duty of care and making indemnification mandatory in those situations where it is merely permissible under the CGCL.

Heritage Commerce Corp has policies of directors’ and officers’ liability insurance which insure directors and officers against the cost of defense, settlement, or payment of a judgment under certain circumstances.

Item 16.  List of Exhibits.

Exhibit
Number	Description

*1.1	Form of Underwriting Agreement with respect to Debt Securities
*1.2	Form of Underwriting Agreement with respect to Common Stock
*1.3	Form of Underwriting Agreement with respect to Preferred Stock
*1.4	Form of Underwriting Agreement with respect to Warrants
3.1	Restated Articles of Incorporation of Heritage Commerce Corp (incorporated by reference from the Registrant’s Annual Report on Form 10-K filed on March 16, 2009)
3.2	Bylaws, as amended, of Heritage Commerce Corp (incorporated by reference from the Registrant’s Annual Report on Form 10-K filed March 16, 2009)
4.1	Certificate of Determination for Fixed Rate Cumulative Perpetual Preferred Stock, Series A (incorporated by reference from Registrant’s Current Report on Form 8-K filed November 26, 2008)
4.2

Warrant, dated November 21, 2008, to purchase shares of Common Stock of the Registrant (incorporated by reference to Registrant’s Current Report on Form 8-K filed on November 26, 2008 and incorporated herein by reference)

**4.3	Form of Indenture for Debt Securities (filed herewith)
4.4	Form of Debt Security (included as part of Exhibit 4.3) (filed herewith)
*4.5	Form of Warrant Agreement
*4.6	Form of Warrant Certificate
*4.7	Form of Certificate of Designations for Preferred Stock
5.1	Opinion of Buchalter Nemer, a professional corporation, as to the legality of the Common Stock, Preferred Stock, Debt Securities and Warrants to be issued by the Registrant (filed herewith)
*8.1	Opinion and consent of counsel as to the federal income tax consequences of the Securities
12.1	Calculation of consolidated ratio of earnings to fixed charges and consolidated ratio of earnings to fixed charges and preferred stock dividends (filed herewith)
23.1	Consent of Crowe Horwath LLP (filed herewith)
23.2	Consent of Buchalter Nemer, a professional corporation, (included as part of Exhibit 5.1)
24.1	Power of attorney for directors and officers of Registrant (included in the signature page to this registration statement).
*25.1	Form T-1 Statement of Eligibility of Trustee to act as Trustee under the Indenture

*	If applicable, to be subsequently filed by amendment or as an exhibit to a Current Report on Form 8-K and incorporated herein by reference
**

If applicable, any specific Indenture executed by the Trustee thereunder and the Registrant will be filed by amendment or as an exhibit to a Current Report on Form 8-K and incorporated herein by reference

Item 17.  Undertakings.

The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)            To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)          To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the registration statement is on Form S-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           That, for purposes of determining liability under the Securities Act of 1933 to any purchaser:

(i)            Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)           Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)           That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)            Any preliminary prospectus or prospectus of an undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)           Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)          The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)          Any other communication that is an offer in the offering made by an undersigned registrant to the purchaser.

(6)           The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of Heritage Commerce Corp’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement will be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time will be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against liabilities (other than the payment by each registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by the director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of the issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on July 14, 2009.

HERITAGE COMMERCE CORP

By:	/s/ WALTER T. KACZMAREK
WALTER T. KACZMAREK
Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Walter T. Kaczmarek and Lawrence D. McGovern, and each and any of them, such person’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign this registration statement on Form S-3 and any and all amendments thereto (including post-effective amendments), and to file the same with the Securities and Exchange Commission, with all exhibits thereto and other documents in connection therewith, including any related registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing required and necessary to be done in and about the foregoing, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or either of them or their or its substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on July 14, 2009.

Signature	Title

/s/ FRANK G. BISCEGLIA	Director
FRANK G. BISCEGLIA

/s/ JAMES R. BLAIR	Director
JAMES R. BLAIR

/s/ JACK W. CONNER	Director and Chairman of the Board
JACK W. CONNER

/s/ CELESTE V, FORD	Director
CELESTE V. FORD

/s/ JOHN J. HOUNSLOW	Director
JOHN J. HOUNSLOW

/s/ WALTER T. KACZMAREK	Director and Chief Executive Officer
WALTER T. KACZMAREK	(Principal Executive Officer)

Signature	Title

/s/ MARK E. LEFANOWICZ	Director
MARK E. LEFANOWICZ

/s/ LAWRENCE D. MCGOVERN	Executive Vice President and Chief Financial Officer
LAWRENCE D. MCGOVERN	(Principal Financial and Accounting Officer)

Director
ROBERT T. MOLES

/s/ HUMPHREY P. POLANEN	Director
HUMPHREY P. POLANEN

/s/ CHARLES J. TOENISKOETTER	Director
CHARLES J. TOENISKOETTER

/s/ RANSON W. WEBSTER	Director
RANSON W. WEBSTER

EXHIBIT INDEX

Number	Description

*1.1	Form of Underwriting Agreement with respect to Debt Securities
*1.2	Form of Underwriting Agreement with respect to Common Stock
*1.3	Form of Underwriting Agreement with respect to Preferred Stock
*1.4	Form of Underwriting Agreement with respect to Warrants
3.1	Restated Articles of Incorporation of Heritage Commerce Corp (incorporated by reference from the Registrant’s Annual Report on Form 10-K filed on March 16, 2009)
3.2	Bylaws, as amended, of Heritage Commerce Corp (incorporated by reference from the Registrant’s Annual Report on Form 10-K filed March 16, 2009)
4.1	Certificate of Determination for Fixed Rate Cumulative Perpetual Preferred Stock, Series A (incorporated by reference from Registrant’s Current Report on Form 8-K filed November 26, 2008)
4.2

Warrant, dated November 21, 2008, to purchase shares of Common Stock of the Registrant (incorporated by reference to Registrant’s Current Report on Form 8-K filed on November 26, 2008 and incorporated herein by reference)

**4.3	Form of Indenture for Debt Securities (filed herewith)
4.4	Form of Debt Security (included as part of Exhibit 4.3) (filed herewith)
*4.5	Form of Warrant Agreement
*4.6	Form of Warrant Certificate
*4.7	Form of Certificate of Designations for Preferred Stock
5.1	Opinion of Buchalter Nemer, a professional corporation, as to the legality of the Common Stock, Preferred Stock, Debt Securities and Warrants to be issued by the Registrant (filed herewith)
*8.1	Opinion and consent of counsel as to the federal income tax consequences of the Securities
12.1	Calculation of consolidated ratio of earnings to fixed charges and consolidated ratio of earnings to fixed charges and preferred stock dividends (filed herewith)
23.1	Consent of Crowe Horwath LLP (filed herewith)
23.2	Consent of Buchalter Nemer, a professional corporation, (included as part of Exhibit 5.1)
24.1	Power of attorney for directors and officers of Registrant (included in the signature page to this registration statement)
*25.1	Form T-1 Statement of Eligibility of Trustee to act as Trustee under the Indenture

*	If applicable, to be subsequently filed by amendment or as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.
**

If applicable, any specific Indenture executed by the Trustee thereunder and the Registrant will be filed by amendment or as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.